Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Modine Manufacturing Company Form S-8 File No. 333-66109 of our report dated June 9, 2000, on our audit of the financial statements of the Modine 401K Retirement Plan for Salaried Employees as of December 31, 1999 and for the year then ended, which report is included in the Annual Report on Form 11-K.





/s/PricewaterhouseCoopers LLP

Chicago, Illinois
June 26, 2000



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